EXLEY Continues to Succeed with Celebrity Content Curation

MIAMI, FL – March 20, 2014 – EXLEY, the lifestyle and celebrity news channel from EXLEY Media Inc., a subsidiary of QUINT Media Inc. (OTCQB: QUNI), today announced that its viral activity continues to grow. Celebrity content curation and strategic social media marketing together have proven the ability to engage a growing number of users resulting in over 100,000 visits in just 10 days.

“EXLEY users love fresh celebrity news. We are, for example, seeing significant interaction with stories about the reunion of superstar couple Justin Bieber and Selena Gomez, the ongoing antics of pop sensation Miley Cyrus and sibling TV stars Kim and Khloe Kardasian. We had comments and shares from almost 20,000 fans on a single post about ‘Jelena’,” said Tino Dietrich, CEO of EXLEY Media. “This level of activity shows the public’s interest in the couple’s future, but more importantly it provides EXLEY with valuable data to determine what might be the next hot story. This helps us focus on what matters most to our users.”

Content curators are individuals with a passion for a particular type of content. As the world drowns in digital bits and bytes, they find, contextualize and organize information so that the rest of us can remain up to date on stories we care about. EXLEY uses innovative analytics and tools to understand how users are engaging with each of its curated stories.

“EXLEY is powered by the people, for the people,” explains Tino Dietrich. “In addition, to continue growing the EXLEY community, we are focusing our efforts on filtering stories that have the potential to go viral. It’s unlike news aggregation, which just collects and churns out everything. Content curation is akin to betting on the right horse and picking the winner has the ability to drive an enormous amount of traffic to EXLEY. So far, we believe we have been incredibly successful.”

The EXLEY application is available via the iTunes App Store and Google Play. EXLEY is also available through any mobile browser on smartphones and tablets, and via desktop and laptops at www.GetExley.com.

About EXLEY Media Inc.

EXLEY Media Inc., a subsidiary of QUINT Media Inc., is the owner and operator of EXLEY (www.GetExley.com). EXLEY is a mobile application designed to fit the world’s largest newsroom in the palm of your hand. With it, anyone is enabled to become an influential social columnist or media giant by creating and sharing digital scoops. Audiences can easily discover and then consume this content in 30 seconds or less. Followers, friends and likes are deemphasized – instead, EXLEY is all about you, your interests and location.

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include a statement that content curation has the ability to drive an enormous amount of traffic to EXLEY. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

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